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As filed with the Securities and Exchange Commission on January 15, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3154463 (I.R.S. Employer Identification No.)

249 East Grand Avenue
South San Francisco, California 94080
(650) 266-0000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

N. ANTHONY COLES
President and Chief Executive Officer
Onyx Pharmaceuticals, Inc.
249 East Grand Avenue
South San Francisco, California 94080
(650) 266-0000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

ROBERT L. JONES
MICHAEL E. TENTA
Cooley LLP
3175 Hanover Street
Palo Alto, California 94304
(650) 843-5000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, $0.001 par value per share	(1)	(1)	(1)	(2)

Preferred Stock, $0.001 par value per share	(1)	(1)	(1)	(2)

Debt Securities	(1)	(1)	(1)	(2)

Warrants	(1)	(1)	(1)	(2)

Total	(1)	(1)	(1)	(2)

(1)
Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate number or amount, as the case may be, of common stock, preferred stock, debt securities and warrants are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class, and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.

(2)
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fees.

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS

        From time to time, we may offer to sell any combination of the securities described in this prospectus in amounts, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

        This prospectus describes some of the general terms that may apply to an offering of our common stock, preferred stock, debt securities or warrants. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering.

        We may offer and sell common stock, preferred stock, debt securities or warrants to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus and any authorized free writing prospectus will provide the specific terms of the plan of distribution.

        Our common stock trades on the NASDAQ Global Select Market under the symbol "ONXX." On January 14, 2013, the last reported sale price of our common stock on the NASDAQ Global Select Market was $82.82 per share.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

        This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 15, 2013

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing an "automatic shelf" registration process available to "well-known seasoned issuers," as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may offer and sell from time to time in one or more offerings the common stock, preferred stock, debt securities, warrants or any combination of these securities described in this prospectus. No limit exists on the aggregate number of shares of common stock, preferred stock or warrants, or the amount of debt securities we may sell pursuant to the registration statement. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

        Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading "Incorporation of Certain Information by Reference," before buying any of the securities being offered.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled "Where You Can Find More Information."

        This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities, or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, or in any prospectus supplement or authorized free writing prospectus, is accurate as of any date other than its date regardless of the time of delivery of the prospectus, prospectus supplement or authorized free writing prospectus or any sale of these securities.

        We urge you to read carefully this prospectus, any applicable prospectus supplement and any authorized free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," before deciding whether to invest in any of the securities being offered.

        This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any applicable prospectus supplement or any authorized free writing prospectus are the property of their respective owners.

        References in this prospectus to "Onyx," "we," "us" and "our" refer to Onyx Pharmaceuticals, Inc., a Delaware corporation, and its subsidiaries. Our website address is http://www.onyx.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

RISK FACTORS

        Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading "Risk Factors" contained in any applicable prospectus supplement or authorized free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, the documents that we have filed with the SEC that are incorporated by reference in this prospectus and any authorized free writing prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are subject to the "safe harbor" created by those sections. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "will," "expect," "anticipate," "intend," "believe," "hope," "assume," "estimate," "plan," "future," "potential," "likely," "unlikely," "opportunity," "predict," "continue," "should," or the negative of these terms and similar expressions intended to identify forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in "Business" and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent Annual Report on Form 10-K and from our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements include but are not limited to statements about:

  •
  our strategy;

  •
  the progress, timing and results of our development programs, including clinical testing;

  •
  sufficiency of our cash resources;

  •
  revenues from existing and new collaborations;

  •
  product development;

  •
  our research and development and other expenses; and

  •
  our operations and legal risks.

        These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially form those anticipated in the forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors described in the "Risk Factors" section of this prospectus, in addition to the other information set forth in this prospectus, any applicable prospectus supplement, any authorized free writing prospectus and the documents incorporated by reference herein and therein.

        In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

        Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus, any applicable prospectus supplement, any authorized free writing prospectus, or documents incorporated by reference herein and therein, that include forward-looking statements.

 SELECTED FINANCIAL DATA

        The following table sets forth our historical selected financial information. Effective January 1, 2012, we adopted the Financial Accounting Standards Board's ("FASB") Accounting Standards Update ("ASU") No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, as amended by ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. These updates revise the manner in which entities present comprehensive income in their financial statements. The following selected financial information revises historical information to illustrate the new presentation required by this pronouncement for the periods presented.

STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited, in thousands)

	Year Ended
	December 31, 2009	December 31, 2010	December 31, 2011
Net income (loss)	$16,161	$(84,847)	$76,110
Unrealized gain (loss) on available for sale securities	2,358	732	(781)
Unrealized gain (loss) on cash flow hedges	—	(61)	61

Comprehensive income (loss)	$18,519	$(84,176)	$75,390

RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth our ratio of earnings to fixed charges for the periods indicated. "Earnings" consist of income (loss) from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net losses of affiliates and fixed charges. "Fixed charges" consist of interest expense and the portion of operating lease expense that represents interest.

	Fiscal the Year Ended December 31,					Nine Months Ended September 30, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges(1)	—	7.1	3.4	—	4.1	—

(1)
For the fiscal years ended December 31, 2007 and 2010, and the nine months ended September 30, 2012, our earnings were insufficient to cover fixed charges by $34.2 million, $85.7 million, $240.6 million, respectively.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        The table below sets forth our ratio of earnings to combined fixed charges and preference security dividends for the periods indicated. "Earnings" consist of income (loss) from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net losses of affiliates and fixed charges. "Fixed charges" consist of interest expense and the portion of operating lease expense that represents interest. "Preference dividends" consist of the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities.

	Fiscal the Year Ended December 31,					Nine Months Ended September 30, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to combined fixed charges and preference dividends(1)	—	7.1	3.4	—	4.1	—

(1)
For the fiscal years ended December 31, 2007 and 2010, and the nine months ended September 30, 2012, our combined fixed charges and preference dividends exceeded earnings by $34.2 million, $85.7 million, $240.6 million, respectively.

USE OF PROCEEDS

        Except as described in any prospectus supplement or in any related authorized free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds from the sale of securities issued pursuant to this registration statement to fund our clinical development program for carfilzomib and oprozomib, and for other research and development activities, both ongoing and planned, as well as sales and marketing activities to commercialize Kyprolis around the world, and for general corporate purposes, including working capital. We may also use a portion of our net proceeds from any such sale of securities to make potential milestone payments to the Proteolix shareholders; to pay a portion of or all of our $230 million convertible debt when due; to further build and diversify our pipeline by in-licensing products or product candidates or investing in or acquiring businesses or technologies that we believe are complementary to our own. We have no current commitments or agreements with respect to any such transactions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of these offerings. Pending the application of the net proceeds from these offerings, we expect to invest the proceeds in investment-grade, interest-bearing securities.

        The 4.0% convertible senior notes due 2016, or the 2016 Notes, were issued in August 2009 and bear interest at a rate of 4.00% per year, payable semi-annually in arrears, on February 15 and August 15 of each year, commencing on February 15, 2010. The 2016 Notes mature on August 15, 2016, unless earlier converted, repurchased or redeemed.

DESCRIPTION OF CAPITAL STOCK

        We may issue shares of our common stock from time to time, in one or more offerings. We will set forth in the applicable prospectus supplement a description of the terms of the offering of common stock, including the offering price, the net proceeds to us and other offering material relating to such offering.

        We may issue shares of our preferred stock from time to time, in one or more offerings. We will set forth in the applicable prospectus supplement a description of the terms of the offering of preferred stock, including the offering price, rights, preferences, privileges, restrictions, the net proceeds to us and other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES

        We may issue shares of our debt securities from time to time, in one or more offerings. We will set forth in the applicable prospectus supplement a description of the terms of the offering of debt securities, including maturity date, interest, the net proceeds to us and other offering material relating to such offering.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our common stock, preferred stock and/or debt securities, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. We will set forth in the applicable prospectus supplement a description of the terms of the offering of warrants, including the offering price, a description of the material provisions of the applicable warrant agreement, the net proceeds to us and other offering material relating to such offering.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered by this prospectus and any supplement thereto will be passed upon for us by our counsel, Cooley LLP, Palo Alto, California. As of January 15, 2013, partners and associates of Cooley LLP participating in the preparation of this prospectus and the related Registration Statement on Form S-3 owned no shares of our common stock.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Onyx Pharmaceuticals. The SEC's Internet site can be found at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 0-28298):

  •
  our Annual Report on Form 10-K, for the year ended December 31, 2011;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012;

  •
  the information specifically incorporated by reference into our 2011 annual report on Form 10-K referred to above from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2012;

  •
  our Current Reports on Form 8-K (other than information furnished rather than filed) filed February 8, 2012, February 16, 2012, May 22, 2012, July 20, 2012, and September 27, 2012; and

  •
  the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on April 2, 1996, including any amendments or reports filed for the purposes of updating this description.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

        We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost by writing or telephoning us at the following address or telephone number:

Onyx Pharmaceuticals, Inc.
Attn: Investor Relations
249 E. Grand Avenue
South San Francisco, California 94080
Telephone number: (650) 266-0000

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$	*
Accounting fees and expenses		150,000
Legal fees and expenses		250,000
Trustee's Fees		**
Printing and miscellaneous expenses		100,000

Total (excluding SEC registration fee and Trustee's Fees)		$500,000

*
In accordance with Rule 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

**
The issuance of debt securities under an indenture that we will enter into with a trustee to be covered by this registration statement is indefinite at this time, for which reason an estimate of trustee's fees is not currently determinable.

Item 15.    Indemnification of Directors and Officers.

        The registrant's amended and restated certificate of incorporation provides that a director will not be personally liable to the registrant or to its stockholders for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of Delaware General Corporation Law.

        As permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that (i) the registrant is required to indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law, (ii) the registrant may, in its discretion, indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the registrant is required to advance all expenses incurred by its directors and officers in connection with certain legal proceedings, (iv) the rights conferred in the bylaws are not exclusive, and (v) the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

        The registrant has entered into agreements with its directors and officers that require the registrant to indemnify such persons against expenses, judgments, fines, settlements, and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the registrant or any of its affiliates. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves a director or officer of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

        The underwriting agreement that the registrant might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of the registrant, its directors, its officers who sign the registration statement and its controlling persons for some liabilities, including liabilities arising under the Securities Act of 1933, as amended.

        The registrant maintains a directors' and officers' insurance and registrant reimbursement policy. The policy (i) insures directors and officers against losses for which the registrant does not indemnify and which losses arise from certain wrongful acts in the indemnified parties' capacities as directors and officers and (ii) reimburses the registrant for those losses for which the registrant has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which apply to the offering of the securities being registered.

        The indemnification provisions noted above may be sufficiently broad to permit indemnification of the registrant's officers and directors for liabilities arising under the Securities Act of 1933, as amended.

Item 16.    Exhibits.

Exhibit Number	Description of the Document
1.1	Form of Underwriting Agreement(1)
3.1	Amended and Restated Certificate of Incorporation(2)
3.2	Amended and Restated Bylaws(3)
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation(4)
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation(5)
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation(6)
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5
4.2	Form of Common Stock Certificate(2)
4.3	Form of Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock(1)
4.4	Form of Indenture
4.5	Form of Note(1)
4.6	Form of Common Stock Warrant Agreement
4.7	Form of Preferred Stock Warrant Agreement
4.8	Form of Debt Securities Warrant Agreement
4.9	Form of Warrant Certificate(1)
5.1	Opinion of Cooley LLP
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and of Ratio of Combined Fixed Earnings and Preferred Dividends to Earnings
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Statement of Eligibility of Trustee under the Indenture(7)

(1)
To be filed by amendment or as an exhibit to a current report of the Registrant on Form 8-K.

(2)
Previously filed as an exhibit to Onyx's Registration Statement on Form SB-2 (No. 333-3176-LA).

(3)
Previously filed as an exhibit to Onyx's Current Report on Form 8-K, filed on December 5, 2008.

(4)
Previously filed as an exhibit to Onyx's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2000 (No. 000-28298).

(5)
Previously filed as an exhibit to Onyx's Registration Statement on Form S-3 (No. 333- 134565), filed on May 30, 2006.

(6)
Previously filed as an exhibit to Onyx's Current Report on Form 8-K filed on May 27, 2011.

(7)
To be filed separately under the electronic form type 305B2, if applicable.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that subparagraphs (i), (ii) and (iii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (B)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

  (8)
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on January 15, 2013.

ONYX PHARMACEUTICALS, INC.
By:	/s/ N. ANTHONY COLES N. Anthony Coles President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints N. Anthony Coles and Matthew K. Fust, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ N. ANTHONY COLES N. Anthony Coles	President, Chief Executive Officer and Director (Principal Executive Officer)	January 15, 2013
/s/ MATTHEW K. FUST Matthew K. Fust	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 15, 2013
/s/ PAUL GODDARD Paul Goddard, Ph.D.	Director	January 15, 2013
/s/ ANTONIO GRILLO-LOPEZ Antonio Grillo-Lopez, M.D.	Director	January 15, 2013

Signature	Title	Date

/s/ MAGNUS LUNDBERG Magnus Lundberg	Director	January 15, 2013
/s/ CORINNE H. NEVINNY Corinne H. Nevinny	Director	January 15, 2013
/s/ WILLIAM R. RINGO William R. Ringo	Director	January 15, 2013
/s/ WENDELL WIERENGA Wendell Wierenga, Ph.D.	Director	January 15, 2013
/s/ THOMAS G. WIGGANS Thomas G. Wiggans	Director	January 15, 2013

EXHIBIT INDEX

Exhibit Number	Description of the Document
1.1	Form of Underwriting Agreement(1)
3.1	Amended and Restated Certificate of Incorporation(2)
3.2	Amended and Restated Bylaws(3)
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation(4)
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation(5)
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation(6)
4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5
4.2	Form of Common Stock Certificate(2)
4.3	Form of Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock(1)
4.4	Form of Indenture
4.5	Form of Note(1)
4.6	Form of Common Stock Warrant Agreement
4.7	Form of Preferred Stock Warrant Agreement
4.8	Form of Debt Securities Warrant Agreement
4.9	Form of Warrant Certificate(1)
5.1	Opinion of Cooley LLP
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and of Ratio of Combined Fixed Earnings and Preferred Dividends to Earnings
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Statement of Eligibility of Trustee under the Indenture(7)

(1)
To be filed by amendment or as an exhibit to a current report of the Registrant on Form 8-K.

(2)
Previously filed as an exhibit to Onyx's Registration Statement on Form SB-2 (No. 333-3176-LA).

(3)
Previously filed as an exhibit to Onyx's Current Report on Form 8-K, filed on December 5, 2008.

(4)
Previously filed as an exhibit to Onyx's Quarterly Report on Form 10-Q for the Quarter ended June 30, 2000 (No. 000-28298).

(5)
Previously filed as an exhibit to Onyx's Registration Statement on Form S-3 (No. 333- 134565), filed on May 30, 2006.

(6)
Previously filed as an exhibit to Onyx's Current Report on Form 8-K filed on May 27, 2011.

(7)
To be filed separately under the electronic form type 305B2, if applicable.